Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-196239, 333-33714, 333-33712 and 333-174720 on Form S-8 and Registration Statement Nos. 333-208614 and 333-53405 on Form S-3 of Orrstown Financial Services, Inc. and its wholly-owned subsidiary of our report dated March 11, 2016 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Cleveland, Ohio
March 11, 2016